UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

TIDELANDS OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29613	66-0549380
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (210) 764 - 8642

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      Changes in Registrant’s Certifying Accountant

(a) On January 23, 2008, the board of directors of Tidelands Oil and Gas Corporation (the “Company”) made the decision to terminate its auditor-client relationship with RBSM, LLP (“RBSM”) and advised RBSM that it was dismissed as the Company’s independent registered public accounting firm.  RBSM was engaged on June 28, 2007 and did not issue a report on the Company’s consolidated financial statements during the most recent two fiscal years and through January 23, 2008.  During RBSM’s period of engagement, there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of RBSM, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Company has requested that RBSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Exhibit 16.1 attached hereto is a copy of RBSM’s letter, stating that it agrees with the above statements.

(b) Malone & Bailey, PC (“Malone & Bailey”) was engaged by the Company on January 23, 2008 as its principal accountant.  During the fiscal years ended December 31, 2007 and 2006 and through the date hereof, neither we nor anyone on our behalf consulted with Malone & Bailey regarding any of the following:

(i)
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to accounting, auditing or financial reporting issues; or

(ii)	any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K

ITEM 9.01                      Financial Statements and Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.                                IDENTIFICATION OF EXHIBIT
16.1                                                  Letter from RBSM LLP

SIGNATURES

Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

TIDELANDS OIL & GAS CORPORATION

By:  /s/ James B. Smith
James B. Smith, President & Chief Executive Officer

DATE:  February 6, 2008

EXHIBIT INDEX

Exhibit No.                             Description
16.1                                                  Letter from RBSM LLP